PRINCIPAL UNDERWRITER AGREEMENT
August 24, 2016
Amended as of July 14, 2017

THIS AGREEMENT, dated as of the date(s) noted above, by and between the World Funds Trust, an open-end management investment company (the “Trust”), and First Dominion Capital Corp., a Virginia corporation (“FDCC”),

WHEREAS, FDCC is a broker-dealer registered with the Securities and Exchange Commission (the “Commission”) and a member of the Financial Industry Regulatory Authority (“FINRA”), formerly known as the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, the Trust is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, the Trust is authorized to offer shares of beneficial interest (the “Shares”) in one or more separate series (each a “Fund” and together the “Funds”), each with one or more separate classes of Shares; and

WHEREAS, the Trust wishes to retain FDCC to provide statutory principal underwriting services to the Funds listed in Schedule A and FDCC is willing to furnish such services; and

WHEREAS, the Board of Trustees of the Trust has approved such engagement:

NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, and for good consideration, the receipt and sufficiency of which is acknowledged by both parties, the parties, intending to be legally bound, hereby agree as follows:

1.	Appointment.

The Trust hereby engages FDCC as the Funds’ exclusive agent for the distribution of the Shares, and FDCC hereby accepts such appointment under the terms of this Agreement. The services that FDCC will perform pursuant to this appointment are described more specifically in Schedule B. While this Agreement is in force, the Trust shall not sell any Shares, except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares whenever, in each entity’s sole discretion, it deems such action to be desirable.

2.	Sale and Repurchase of Shares.

(a)
FDCC will have the right, as agent for the Funds, to enter into agreements with brokers, dealers and other financial intermediaries (generally, “Financial Intermediary”) against orders therefore at the public offering price (as defined in subparagraph 2(d) hereof) stated in each Fund’s currently effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the “Registration Statement”). Upon receipt of an order to purchase Shares from a Financial Intermediary with whom FDCC has a agreement, FDCC will promptly cause such order to be filled by the appropriate Fund.

	(b)	FDCC will also have the right, as agent for the Funds, to sell such Shares to the public against orders therefor at the public offering price.

	(c)	FDCC will also have the right to take, as agent for the Funds, all actions which, in FDCC’s reasonable judgment, are necessary to carry into effect the distribution of the Shares.

(d)
The public offering price for the Shares of each Fund shall be the respective net asset value of the Shares of that Fund then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the FINRA.

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(e)
The net asset value of the Shares of each Fund shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Fund’s Registration Statement. The net asset value of the Shares of each Fund shall be calculated by the applicable Fund or its authorized designee on behalf of the Fund. FDCC shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)
On every sale, the applicable Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which FDCC shall have received an order for the purchase of the Shares.

(g) Upon receipt of purchase instructions, FDCC will transmit such instructions to the applicable Fund or its authorized transfer agent for registration of the Shares purchased.

(h)
Nothing in this Agreement shall prevent FDCC or any affiliated person (as defined in the Act) of FDCC from acting as principal underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict FDCC or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that FDCC expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Funds under this Agreement.

(i) FDCC, as agent of and for the account of the Funds, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.	Sale of Shares by the Fund.

Each Fund reserves the right to issue any Shares at any time directly to the holders of Shares (“Shareholders”), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.	Basis of Sale of Shares.

This Agreement is not a firm commitment underwriting and, as a result, FDCC does not agree to sell any specific number of Shares. FDCC, as agent for the Funds, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.	Rules of FINRA, etc.

(a) FDCC will conform its activities to the Rules of FINRA and the securities laws of the Commission and any jurisdiction in which it sells, directly or indirectly, any Shares.

(b)
FDCC will require each Financial Intermediaries with whom FDCC has a agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither FDCC nor any such Financial Intermediaries shall withhold the placing of purchase orders so as to make a profit thereby.

(c)
The Trust agrees to furnish to FDCC sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for FDCC, on behalf of any applicable Fund, to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(d)
FDCC, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such states as may be mutually agreed upon by the parties.

(e)
FDCC shall not make, or permit any representative or any Financial Intermediaries to make, in connection with any sale or solicitation of a sale of the Shares, any representations or statement (whether orally or in writing) concerning the Shares except those contained in the then current prospectus and statement of additional information or as may otherwise be permitted under applicable law covering the Shares. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied to FDCC in reasonable quantities upon request.

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6.	Records to be Supplied by the Trust

The Funds shall furnish to FDCC copies of all information, financial statements and other papers which FDCC may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by FDCC, of all financial statements prepared for the Funds by independent public accountants.

7.	Fees and Expenses.

(a) For its services as principal underwriter for the Funds, FDCC shall be entitled to receive the fees set forth in Schedule C.

(b) FDCC is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Funds upon receipt of the proceeds and retain the sales charge, if any.

(c)
FDCC may receive from each Fund a distribution fee and/or service fee at the rates under terms of and conditions of any distribution plans (“Plans”) adopted by each class of a Fund, as such Plans are in effect from time to time, and subject to any further limitations of such fees as the Trust’s Board of Trustees may impose. In circumstances described in the foregoing sentence, FDCC shall not be entitled to receive the amount payable under the Plans. This provision shall not limit the Trust from entering into an agreement with a financial intermediary directly, regardless of whether FDCC is also a party to such agreement, pursuant to which the Trust compensates the financial intermediary with fees payable pursuant to the Plans

(d)
FDCC shall reallow any or all of the sales charge, distribution fee and service fee that it has received under this Agreement to a Financial Intermediary as it may from time to time determine in accordance with a schedule set forth in the Registration Statement of the Fund or as otherwise negotiated by FDCC. Payment of any sales charge shall be the sole obligation of FDCC. Notwithstanding the foregoing, FDCC may not reallow to any financial intermediary for shareholder services an amount in excess of 0.25% of the average annual net asset value of the shares with respect to which said intermediary provides shareholder services

(e)
FDCC may from time to time employ or associate with such person or persons as may be appropriate to assist FDCC in the performance of this Agreement. Such person or persons may be officers, employees other agents who are employed or designated as officers by FDCC, the Fund, and/or affiliated entities of the Funds. To the extent that FDCC employs or retains such persons, FDCC shall pay the compensation of such person or persons for such employment, and no obligation will be incurred by or on behalf of the Fund in such respect unless specifically approved by the Board of Trustees. Persons who become associated with FDCC as registered representatives or in like fashion shall not be compensated by FDCC other than pursuant to a separate agreement, if any.

8.	Indemnification of the Funds.

FDCC agrees to indemnify and hold harmless the Funds and each person who has been, is, or may hereafter be a trustee, officer, employee, shareholder or control person of the Trust against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of FDCC or any agent or employee of FDCC or any other person for whose acts FDCC is responsible, unless such statement or omission was made in reliance upon written information furnished by the Fund. FDCC likewise agrees to indemnify and hold harmless each Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of FDCC’s failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term “expenses” for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with FDCC’s consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Funds or each such person may be entitled as a matter of law.

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9.	Indemnification of FDCC.

Each Fund agrees to indemnify and hold harmless FDCC and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of FDCC against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, including clerical errors and mechanical failures, except a loss resulting from willful misfeasance, bad faith or negligence, on the part of any of such persons in the performance of FDCC’s duties or from the reckless disregard by any of such persons of FDCC’s obligations and duties under this Agreement, for all of which exceptions FDCC shall be liable to each Fund.

In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case a Fund may be asked to indemnify FDCC or any other person or hold FDCC or any other person harmless, such Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FDCC will use all reasonable care to identify and notify a Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against a Fund. The Funds shall have the option to defend FDCC and any such person against any claim which may be the subject of this indemnification, and in the event that either party so elects, it will so notify FDCC, and thereupon the Trust shall take over complete defense of the claim, and neither FDCC nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. FDCC shall in no case confess any claim or make any compromise in any case in which a Fund will be asked to indemnify FDCC or any such person except with the appropriate Fund’s written consent.

Notwithstanding any other provision of this Agreement, FDCC shall be entitled to receive and act upon advice of counsel (who may be counsel for the Funds or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.	Termination and Amendment of this Agreement.

This Agreement shall continue in effect for a period no more than two years from the date of its execution with respect to each Fund, only so long as such continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will terminate automatically, without the payment of any penalty, in the event of its assignment. Either the Trust or FDCC may at any time terminate this Agreement on ninety (90) days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party. This Agreement may be amended only if such amendment is approved by the parties hereto and in a manner consistent with applicable law.

11.	Effective Period of this Agreement.

This Agreement shall take effect on the date referenced above, and shall remain in full force and effect until for a period of two (2) years thereafter (unless terminated automatically as set forth in Paragraph 10), and shall continue from year to year thereafter, subject to annual approval as required by the Act.

12.	New Funds.

The terms and provisions of this Agreement shall become automatically applicable to any additional Funds of the Trust established during the initial or renewal term of this Agreement.

13.	Successor Investment Fund.

Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

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14.	Limitation of Liability.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Funds, personally, but bind only the trust property of the Funds. The execution and delivery of this Agreement have been authorized by the Trust and signed by an officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Funds.

15.	Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.	Questions of Interpretation.

(a) This Agreement shall be governed by the laws of the State of Delaware.

(b)
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.	Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Fund’s counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of each party for this purpose shall be:

(a)	If to the Funds, to:

World Funds Trust
8730 Stony Point Pkwy, Suite 205
Richmond, VA 23235
Attn: President

(b)	If to FDCC, to:

First Dominion Capital Corp.
8730 Stony Point Pkwy, Suite 205
Richmond, VA 23235
Attn: President

18.	Execution.

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

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19.	AML and Privacy.

FDCC represents that it is in compliance in all material respects, and will continue to so comply, with all applicable laws and regulations relating to guarding against terrorism and money laundering, and FDCC agrees to comply with the Trust’s anti-money laundering program to the extent applicable. FDCC also agrees to comply with the Trust’s privacy policies with respect to all information obtained pursuant to this Agreement.

20.	Headings.

All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the Agreement requires.

21.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

SIGNATURES

IN WITNESS WHEREOF, the Trust and FDCC have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

WORLD FUNDS TRUST

By: /s/ Karen M. Shupe	Date: July 14, 2017

Print Name: Karen M. Shupe

Title: Treasurer

FIRST DOMINION CAPITAL CORP.

By: /s/ John Pasco, III	Date: July 14, 2017

Print Name: John Pasco, III

Title: President

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Schedule A

To the
Underwriter Agreement

Amended As of July 14, 2017

CBOE Vest S&P 500® Buffer Protect Strategy Fund
CBOE Vest S&P 500® Buffer Protect Strategy (January) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (February) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (March) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (April) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (May) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (June) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (July) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (August) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (September) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (October) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (November) Fund
CBOE Vest S&P 500® Buffer Protect Strategy (December) Fund
CBOE Vest Defined Distribution Strategy Fund
CBOE Vest S&P 500® Enhanced Growth Strategy Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (January) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (February) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (March) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (April) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (May) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (June) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (July) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (August) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (September) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (October) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (November) Fund
CBOE Vest S&P 500® Enhanced Growth Strategy (December) Fund
CBOE Vest S&P 500® Dividend Aristocrats Target Income Fund
CBOE Vest S&P 500 Monthly Range Capture Fund
CBOE Vest Digital Coin Fund

First Dominion Capital Corp.	World Funds Trust – 7

Schedule B

To the
Underwriter Agreement

Services

I.	Underwriter services include:

A.	Preparation and execution of Underwriting, Selling Agreement, and Rule 12b-1 Distribution Plans.

• Monitoring accruals
• Monitoring expenses
• Disbursements for expenses and trail commissions

B.	Provide Quarterly 12b-1 and/or Service Fee Reports to the Board of Trustees of the Trust.

C.	Review, recommend and submit sales materials to FINRA.

D.	Initial FINRA Licensing and Transfers of Registered Representatives.

• U-4 Form and Fingerprint Submissions to FINRA
• Supplying Series 6, 7, 24 and 63 written study material
• Registration for Exam Preparation classes
• Renewals and Terminations of Representatives

E.	Provide and regularly update written supervisory procedures and manuals for registered representatives.

F.	Ongoing compliance updates for representatives regarding sales practices, written correspondence and other communication with the public.

G.	Provide, monitor and ensure compliance with all FINRA Continuing Education Requirements for registered representatives.

H.	Maintaining records with respect to submissions to FINRA, dealer discounts and brokerage fees and commissions, and selling agreements.

I.	Maintaining an account with the National Securities Clearing Corporation’s Fund/SERV System

J.	Preparing reports for investment advisers to the Funds and other service providers to the Fund from time to time shall be reasonably requested; and

K.	Performing such other services as the Board of Trustees may request from time to time.

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